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                                                                   Exhibit 23(c)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors
Wells Fargo & Company

We consent to the incorporation by reference in the Registration Statement on Form S-3 (the "Registration Statement") of Wells Fargo & Company (the "Company"), relating to the registration of $10,000,000,000 of various debt and equity securities and an unspecified amount of junior subordinated debt securities, of our report dated January 16, 2001, with respect to the consolidated balance sheet of Wells Fargo & Company and Subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2000, which report is incorporated by reference in the Company's December 31, 2000 Annual Report on Form 10-K, and to the references to our firm under the heading "Experts" in the prospectuses included in this Registration Statement.


/s/ KPMG LLP

San Francisco, California
March 12, 2002